Exhibit 10.2

OCEAN THERMAL ENERGY CORPORATION

UNSECURED PROMISSORY NOTE

$ ____________	_______________
Lancaster, Pennsylvania

On or before the maturity date of July 30, 2019, if not paid earlier pursuant to Section 1 of this Unsecured Promissory Note (the “Maturity Date”), for value received, the undersigned, OCEAN THERMAL ENERGY CORPORATION, a Nevada corporation (the “Borrower”), promises to pay to the order of _______________ (the “Holder”), in the manner and at the place provided below, the principal sum described above.

This Unsecured Promissory Note (this “Note”) is one of a series of Notes (collectively with this Note, the “Notes”) issued by the Company to investors pursuant to that certain Note and Warrant Purchase Agreement dated December 28, 2017.

1.	PAYMENT.

Within five (5) business days after the Borrower’s receipt of funds from L2 Capital, LLC pursuant to that certain Equity Purchase Agreement dated December 18, 2017, the Borrower will make aggregate payments on the Notes, including this Note, equal to 20% of the total funds received by the Borrower. Such payments shall be made on a pro rata basis to all holders of the Notes, including the Holder, based upon the ratio by which the principal amount of all Notes outstanding bears to the principal amount of this Note held by the Holder.

All payments of principal and interest under this Note will be made in lawful money of the United States of America, in same day funds, without offset, deduction, or counterclaim, at a place the Holder may designate in writing from time to time.

2.	INTEREST PAYMENTS.

Interest only will be payable on a quarterly basis commencing on April 15, 2018 (for the first quarter of 2018), and on the fifteenth (15th) day after each calendar quarter thereafter until this Note is paid in full.

Each payment will be credited first to interest and then to principal, and interest will cease to accrue on any principal so paid. Acceptance by the Holder of any payment differing from the designated installment payment listed above does not relieve the Borrower of the obligation to honor the requirements of this Note.

3.	INTEREST.

Interest on the unpaid principal balance of this Note is payable from the date hereof until this Note is paid in full, at the rate of ten percent (10%) per year. Accrued interest will be computed on the basis of a 365-day or 366-day year, as the case may be, based on the actual number of days elapsed in the period in which it accrues.

4.	PREPAYMENT.

The Borrower may prepay this Note, in whole or in part, at any time before the Maturity Date without penalty or premium. Any partial prepayment will be credited first to accrued interest to the date of such payment, then to payment of principal. No prepayment extends or postpones the Maturity Date of this Note.

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5.	EVENTS OF DEFAULT.

Each of the following constitutes an “Event of Default” under this Note: (i) the Borrower’s failure to make any payment when due under the terms of this Note, including the final balloon payment due under this Note on the Maturity Date; (ii) the filing of any voluntary or involuntary petition in bankruptcy by or regarding the Borrower or the initiation of any proceeding under bankruptcy or insolvency laws against the Borrower; (iii) an assignment made by the Borrower for the benefit of creditors; or (iv) the appointment of a receiver, custodian, trustee, liquidator or similar party to take possession of the Borrower’s assets or property.

6.	ACCELERATION; REMEDIES ON DEFAULT.

If any Event of Default occurs, all principal and other amounts owed under this Note will become immediately due and payable without any action by the Holder, the Borrower, or any other person. Upon the occurrence of an Event of Default, the Holder, in addition to any rights and remedies available to the Holder under this Note, may, in his/its/her sole discretion, pursue any legal or equitable remedies available to him/it/her under applicable law or in equity.

7.	WAIVER OF PRESENTMENT; DEMAND.

The Borrower hereby waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of protest and nonpayment, notice of costs, expenses or losses and interest on those, notice of interest on interest and late charges, and diligence in taking any action to collect any sums owing under this Note, including (to the extent permitted by law) waiving the pleading of any statute of limitations as a defense to any demand against the undersigned. Acceptance by the Holder or any other holder of this Note of any payment differing from the designated payments listed above does not relieve the undersigned of the obligation to honor the requirements of this Note.

8.	TIME OF THE ESSENCE.

Time is of the essence for every obligation under this Note.

9.	GOVERNING LAW.

The laws of the state of Pennsylvania govern this Note (without giving effect to its conflicts of law principles).

10.	COLLECTION COSTS AND ATTORNEYS’ FEES.

The Borrower shall pay all costs and expenses of the collection of indebtedness evidenced by this Note, including reasonable attorneys’ fees and court costs in addition to other amounts due, without protest.

11.	ASSIGNMENT AND DELEGATION.

(a)	No Assignment. The Borrower may not assign any of its rights under this Note. All voluntary assignments of rights are limited by this subsection.

(b)	No Delegation. The Borrower may not delegate any performance under this Note.

(c)	Enforceability of an Assignment or Delegation. If a purported assignment or purported delegation is made in violation of this Section 11, it is void.

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12.	SEVERABILITY.

If any one or more of the provisions contained in this Note is, for any reason, held to be invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability will not affect any other provisions of this Note, but this Note will be construed as if those invalid, illegal, or unenforceable provisions had never been contained in it, unless the deletion of those provisions would result in such a material change so as to cause completion of the transactions contemplated by this Note to be unreasonable.

13.	NOTICES.

(a)	Writing; Permitted Delivery Methods. All notices or other communications required or permitted under this Note shall be in writing and shall be deemed given or delivered (a) on the date given, if delivered personally or sent by facsimile transmission with confirmation of receipt, (b) on the date of delivery, if delivered by a nationally recognized overnight courier service, or (c) five days after mailing, if mailed by certified or registered mail, postage prepaid, return receipt requested, to the applicable party at its address set forth on the signature page hereto or at such other address as such party may designate by written notice to the other party in the manner set forth above.

(b)	Addresses. A party shall address notices under this section 13 to a party at the following addresses:

If to the Borrower:

Ocean Thermal Energy Corporation

800 South Queen Street

Lancaster, PA 17603

Email: jeremy.feakins@otecorporation.com

If to the Holder:

____________________________

____________________________

____________________________

(c)	Effectiveness. A notice is effective only if the party giving notice complies with subsections (a) and (b) and if the recipient receives the notice.

14.	WAIVER.

No waiver of a breach, failure of any condition, or any right or remedy contained in or granted by the provisions of this Note will be effective unless it is in writing and signed by the party waiving the breach, failure, right, or remedy. No waiver of any breach, failure, right, or remedy will be deemed a waiver of any other breach, failure, right, or remedy, whether or not similar, and no waiver will constitute a continuing waiver, unless the writing so specifies.

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15.	HEADINGS.

The descriptive headings of the sections and subsections of this Note are for convenience only, and do not affect this Note’s construction or interpretation.

Each party is signing this Note on the date stated opposite that party’s signature.

BORROWER:

OCEAN THERMAL ENERGY CORPORATION

Date: ____________________	By: ____________________________
Name: Jeremy P. Feakins
Title: Chief Executive Officer

HOLDER:

___________________________

Date: ____________________	By: __________________________________
Name (print): ___________________________
Its: __________________________________

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